#901 – 2055 Yukon Street, Vancouver, British Columbia, V5Y 4B7
Vancouver * Toronto * New York * Hong Kong

# STATEMENT OF GENERAL TERMS & CONDITIONS

**THIS AGREEMENT** is made as of the May 14th 2008 **BETWEEN:**

**Mantra Venture Group Ltd. (MVTG)** a company incorporated in Nevada, having a business address 1205-207 West Hastings Street, Vancouver B.C V6B 7H7.

(hereinafter called "Client")

**OF THE FIRST PART**

**AND:**

**Qualico Capital Corp.**, a company incorporated in Nevada, having an office at Suite 901 – 2055 Yukon Street, Vancouver, British Columbia, Canada V5Y 4B7

(hereinafter called " Qualico Capital")

**OF THE SECOND PART**

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following terms and conditions:

Initialed: Qualico ______ MVTG_

**1. Term.**

The term of this agreement will commence on the Effective Date and will terminate (6) six months after the Effective Date. Notwithstanding the forgoing, however, this Agreement can be terminated by either party upon 10 days written notice.

**2. Client Obligations.**

- Client shall provide Qualico Capital with reliable corporate information and contacts regarding Client's business and capital stock in order to facilitate Qualico Capital obligations hereunder.
- Client shall provide information that is permitted under all applicable statutes, regulations and rules, including without limitation the United States Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

**3. Liability**

- Client understands that Qualico Capital makes no warranty as results of the public relations program.
- Qualico Capital will not be responsible for any false claims or misleading statements made by Client.

**4. Recommendations**

- Client understands that Qualico Capital is not a broker dealer or registered investment advisor and is not acting in any way to make recommendations concerning the purchase or sale of any security.
- Client understands that Qualico Capital will make no offer to buy or sell securities.
- Qualico Capital will recommend that any visitor/member/contact/subscriber considering investing in Client or trading in Clients stock on the NASD over the counter BULLETIN BOARD, do so only after speaking with a stockbroker or registered financial advisor.

**5. Services to be Preformed.**

5.1 During the term of this agreement, for the purposes of raising investor awareness of the Client, Qualico Capital will provide services including but not limited to

- preparing a vmail and email report on the Client and disseminating it to persons listed in the various databases of Qualico exclusive to overseas;
- producing a profile page concerning client and displaying the information on the various internet properties owned by Qualico Capital Inc.

Initialed: Qualico ____ MVTG_

- writing updates about Client when newsworthy events occur and disseminating the updates to the various persons listed in the databases and internet properties of Qualico Capital and its affiliates overseas;
- interviewing an executive of Client and placing the interview on Qualico Capital internet properties;
- handling part of the European media relations, shareholder and investor communications for Client;
- utilizing Qualico partner network to increase investor awareness of Client;
- introducing Client to European and American financial contacts so as to arrange Private Placement Financing

5.2 The services rendered by Qualico Capital in section 6.1 hereof shall be performed in a professional manner and shall fully comply with all applicable statutes, regulations and rules, including without limitation the United States Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

5.3 Any report prepared by Qualico Capital in respect of Client in accordance with section 5.1.(a) hereof must be approved by Client before it is disseminated to the public.

**6. Fees**

- As compensation for the public relations services. The Qualico Group fee to the Clients shall be $15,000 USD and 100,000 (one hundred thousand) registered free trading shares.
- Payment schedule will be;

    i. 100,000 shares payable on execution of this Agreement

- Client understands that fees are non-refundable and are binding upon signature.
- Qualico Capital will make full disclosure of payment from Client in accordance with all applicable statutes, regulations and rules of any governing authority, exchange or regulatory body.

**7. Hold Harmless**

Qualico Capital shall hold Client harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or omissions of Qualico Capital.

Initialed: Qualico MVTG_

Client shall hold Qualico Capital harmless against any and all claims for loss, liability, damages, judgments, and civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of Client.

**8. Notices**

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing sent via facsimile to the following offices of each party: If to Qualico c/o Javan King. Qualico Capital Inc., Suite 901 2055 Yukon Street, Vancouver, BC Canada, V5Y4B7. If to Name of Client c/o Larry Kristof, Mantra Venture Group Ltd. 1205-207 West Hastings Street, Vancouver B.C V6B 7H7.

**9. Amendment.**

This Agreement may not be amended or modified except in writing signed by both parties.

**10. Governing Law.**

This Agreement shall be governed to have been made and delivered in Vancouver British Columbia, and this Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of British Columbia.

**Larry Kristof**
**Mantra Venture Group Ltd.**

______________________, President & CEO

On this 2 day of June, 2008

**~~Javan King~~** Peter Lindhout
**Qualico Capital Corp.**

______________________, Managing Partner

On this 29 day of May, 2008

Initialed: Qualico ___ MVTG_